Exhibit 24

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas J. Lynch, Terrence R. Curtin and Robert A. Scott his true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-8 and any subsequent registration statement the Company may hereafter file with the Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act of 1933 to register additional shares of common stock, and to file this Registration Statement and any subsequent registration statement and all amendments thereto, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do, and hereby ratifies and confirms all his said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.  This Power of Attorney may be signed in any number of counterparts, each of which shall constitute an original and all of which, taken together, shall constitute one Power of Attorney.

IN WITNESS WHEREOF, each of the undersigned has hereunto set his or her hand as of June 30, 2007.

/s/ THOMAS J. LYNCH	/s/ THOMAS J. LYNCH
Thomas J. Lynch Chief Executive Officer and Director (principal executive officer)	Thomas J. Lynch Authorized Representative in the United States

/s/ JUERGEN W. GROMER	/s/ RAM CHARAN
Juergen W. Gromer President and Director	Ram Charan Director

/s/ PIERRE R. BRONDEAU	/s/ DANIEL J. PHELAN
Pierre R. Brondeau Director	Daniel J. Phelan Director

/s/ ROBERT M. HERNANDEZ	/s/ LAWRENCE S. SMITH
Robert M. Hernandez Director	Lawrence S. Smith Director

/s/ FREDERIC M. POSES	/s/ DAVID P. STEINER
Frederic M. Poses Director	David P. Steiner Director

/s/ PAULA A. SNEED
Paula A. Sneed Director

/s/ SANDRA S. WIJNBERG
Sandra S. Wijnberg Director